                                  EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 23, 1998, with respect to the financial statements of Advanced Communication Resources, Inc., included in the Registration Statement (Form S-1 No. 333-70717) and related Prospectus of USINTERNETWORKING, Inc. dated January 22, 1999.



/s/ Mahoney Cohen & Company, CPA, P.C.



New York, New York
January 22, 1999